Exhibit 10.22
Contract on Investment in the Integrated Development
Project of the Yang-sheng Paradise in Zhangshu City,
Jiangxi Province

April 2010

Contract on Investment in the Integrated Development Project of the
Yang-sheng Paradise in Zhangshu City, Jiangxi Province

Party A:  Zhangshu Municipal People’s Government, Jiangxi Province

Party B:  Yida (Fujian) Tourism Group Limited

WHEREAS,

1.
With the steady improvement of living standards and increase of leisure time, tourism is growing by leaps and bounds and often compared to a rising sun for its dynamism and vibrancy. In its 11th Five-Year Plan and 2020 Long-term Plan, the Zhangshu Municipal Government has listed tourism as a new pillar industry for high-priority development.

2.
In order to fully tap the integrated resource advantages of Zhangshu in developing tourism, an integrated development project focused on salted hot-spring health-nursing and tourism will be built in Zhangshu, and efforts will be made to speed up the development of the local tourism sector.

3.
This project conforms to the requirement of actively developing and utilizing tourism resources and speeding up the development of tourism as set forth in the State’s 11th Five-Year Plan for National Economic and Social Development.

4.	Party B is a business conglomerate with success experience in the development and marketing of tourism resources.

5.	A consensus has been reached on the project among Party A’s leadership and Party B’s management team following multiple mutual visits, meetings and consultations.

NOW THEREFORE,

In accordance with the Contract Law of the People’s Republic of China and other applicable laws and regulations promulgated by the State, and on the basis of the principles of equality, voluntariness and mutual benefit, Party A and Party B hereby agree as follows regarding the Integrated Development Project of the Yang-sheng Paradise in Zhangshu City, Jiangxi Province:

I.	Name and Scope of the Investment Project

1.	Name of the Project (tentative): Integrated Development Project of the Yang-sheng Paradise.

2.	Scope of the Project (tentative): A Salty Hot-spring SPA Recuperative Center, a World Health-nursing Culture Expo Garden, and health-nursing and holiday manors of various forms.

II.	Project Investment

 The project shall be solely funded by Party B and investment shall be made in three or four phases.

III.	Project Land Plot

1.	Size of the Land Plot: Party B’s project will be located on a site of approximately 6,000 mu (400 hectares).

2.	Purpose of the Land Plot: The specific purpose of the land plot shall be determined in accordance with the zoning plan and the actual layout of each project.

3.
Nature of the Land: The land plot for the Salty Hot-spring SPA Recuperative Center and the World Health-nursing Culture Expo Garden is a commercial parcel of land transferred by the State. The land plot for the Millennium-old Medical Capital Ancient Town and the health-nursing and holiday manors of various forms is a commercial/residential parcel of land for tourism purposes which is transferred by the State. Other land plots are intended for general tourism purposes.

4.
The Limits of the Land Plot for the Project: The land plot for the project is bounded by Zhangdian Highway on the east, the Qingjiang Base on the south, the Qingjiang Base on the west, and the irrigation ditch of the Yanghu Xiaoxi Villagers’ Committee on the north.

5.
Price of the Land Plot and Terms of Payment: Party A will transfer the land plot to Party B through the opening listing system, and the price of the land plot will be the successful bidding price offered by Party B.

6.
Other: The Contract on the Transfer of the Use Rights of State-owned Land for the said land plot shall be signed by and between Party B or its company incorporated in the locale where the project is situated and the Municipal Land Resources Bureau according to the relevant regulations.

IV.	Water Supply for the Project (including the supply of salty hot-spring water)

1.	Party A shall be responsible for channeling live water by various means to the project site.

2.	Domestic water needed by the project will be supplied in accordance with the “Five Connections” requirements set forth in this Contract.

3.	Party A shall be responsible for ensuring an adequate supply of salty hot-spring water to the project.

V.	Project Exclusivity

 Party A shall not introduce, approve or accept any other salty hot-spring tourism project after the project under this Contract is finalized.

VI.	Rights and Obligations of Party A and Party B

 (I)        Rights and Obligations of Party A

1.
Party A shall assist Party B in completing the environmental impact assessment and obtaining approvals, permits and registration within the prescribed time frame to ensure the smooth commencement of this investment project.

2.
Party B shall submit itself to the zoning and construction management of Party A, and provide all documents required for the obtainment of a Certificate of the Use Rights of State Owned Land, a Planning Permit for Land Plot for Construction, a Zoning Certificate of Engineering and Construction, a Construction Permit, and a Site Selection Statement.

3.
The project land plot provided by Party A for Party B shall conform to urban zoning and industrial park construction requirements. The infrastructure around the land plot shall be sufficient to ensure the connection of the land plot to the networks of water supply, electricity supply, drainage, and telecommunications, and the trunk landscaped roadways shall be built to the red lines of the project land plot.

4.	Party A shall arrange for the obtainment of approvals and for the requisition of the land plot.

5.
Party A shall arrange for the disposal of household waste and sewage of the villagers around the project site and for the landscaping and zoning of the village to ensure a pleasant environment for the project site.

6.	Party A shall support Party B’s autonomy in business administration and take solid steps to protect Party B’s legitimate rights and interests under this Contract.

7.	Party A shall prohibit illegal logging, reclamation, quarrying, mining and acts that may damage the riverbed, lake surface or water body.

8.	Party A agrees that the Rewarding and Supporting Measures of Zhangshu City for the Encouragement of Entrepreneurial Investments (Zhang Ban Fa 2009 [17]) will be applicable to the project.

9.	Party A agrees that tourism resource utilization fees and salty hot-spring resource utilization fees shall be waived for the project.

10.	Party A agrees that all administrative fees relating to the registration, changes of registration and filing fees during the construction period of the project will be waived.

11.	Party A agrees that urban street light electricity fees will be applicable to the ornamental lights of the project.

12.	Party A agrees that it will use its best endeavors to list the project as a provincial and municipal high-priority project.

 (II)      Rights and Obligations of Party B

1.	Party B shall ensure that its investment project conforms to the State’s laws and industry policies. Party B’s entire project shall be subject to zoning approval and environmental impact assessment.

2.	Party B’s project zoning and design shall conform to related regulations.

3.
When all basic conditions are in place, Party B shall speed up project construction according to the agreed scale of investment and scope and schedule of construction, in order to enable the project to produce benefits as soon as possible.

4.	Party B shall have the right to operate the project independently according to the law.

5.	After paying the price of the transferred land plot and rents specified in this Contract and all taxes, Party B may retain the remaining operating revenue.

6.	Party B shall abide by all applicable State laws and regulations and submit itself to the administration and supervision of regulatory authorities.

7.	Party B shall ensure that wastewater treatment and discharge on the project site meet applicable standards.

8.	Party B shall strictly comply with all production and operation safety regulations.

VII.	Liability for Breach of Contract

Both parties shall fulfill their respective responsibilities and obligations. If one party breaches this Contract, thereby causing damage to the other party, it shall compensate the injured party.

VIII.	Provisions for Inability to Execute the Project or Any Part Thereof It Due to Statutory or Regulatory Factors

Party A agrees that, if any statutory or regulatory factors lead to the termination of or inability to execute this project or any part thereof, it will compensate Party B for its actual investment and reasonable expenses after consultations with each other, thereby minimizing the impact on the investor’s fundamental rights and its losses.

IX.	Miscellaneous

1.
To perform this Contract, Party B shall incorporate one or more new companies in the locale where Party A is domiciled for the purpose of executing the project under this Contract. Both parties hereby agree that Party B’s rights and obligations will be inherited and exercised its newly incorporated companies.

2.
In the event of changes of a party to the Contract, including but not limited to changes of name, legal representative, amalgamation, spin-off, and adjustment of administrative division, after being approved by Party A, this Contract shall be binding upon the new entity, heir, assignee or the new entity that continue to exit under the amalgamation or spin-off.

3.	The execution, effectiveness, interpretation, performance and dispute resolution are protected and governed by the laws of the People’s Republic of China.

4.
Any dispute arising out of or in connection with this Contract shall be resolved through amicable consultations. If such consultations fail to resolve the dispute, either party may file a lawsuit with the People’s Court in Nanchang or Fuzhou City.

5.	This Contract shall be executed in four counterparts, with each party retaining two. All counterparts are equally authentic. This Contract consists of seven pages and is written in Chinese.

6.
For any matters not covered in this Contract, both parties may consult with each other to work out supplemental agreements. Such supplemental agreements shall be appended to this Contract and have the same legal binding force as this Contract.

(Signature page to follow)

Party A:  Zhangshu Municipal People’s Government, Jiangxi Province
Representative (Signature): Liu Anan

Party B:   Yida (Fujian) Tourism Group Limited
Representative (Signature): Chen Minhua

April 18, 2010